Exhibit 10.36

20181212-1

Office Lease

Party A (Lessor): Pan Feng, ID No.: (***********************)

Contact Address: Room 102, Unit 2, Building 15, Shidai Zuncheng, No.399, Dongpo Road, Qingyang District, Chengdu City

Tel: (Pan Feng) ***********

Party B (Lessee): Sichuan Jinkailong Automobile Leasing Co., Ltd.

Contact address: Floor 2, Building 1, No. 2, Liudao Street, Jinma Town, Wenjiang District, Chengdu City

ID No.: Chen Xiaoliang (*********************)

Tel: (Chen Xiaoliang) **************

In accordance with the provisions of Contract Law of the People’s Republic of China and other laws and regulations, Party A and Party B hereby make and enter into the following agreement through amicable negotiation and on the principle of equality and mutual benefit:

I. Basic Situation of the Subject Matter of Lease

1.1 Housing Location: No.3, Floor 1, Building 1, No.511, Xingshi Road, Section 1, West 3rd Ring Road, Wuhou District, Chengdu City (the “Premises”). Rental Purpose: office use.

1.2 Property Certificate No.: 0047723

1.3 Housing Building Area: 1,091 square meters

1.4 Ancillary Facilities: When the original landlord (Wang Xue) handed the house over to Party B, the Premises shall be simply decorated (with floor tiles, etc.).

II. Lease Term

2.1 Party B leases the Premises for office use from December 15, 2018 to December 14, 2019, with a lease term of one year.

2.2 Upon expiration of the lease term, Party A shall be entitled to take back the leased Premises and Party B shall return it in good condition as scheduled.

III. Rent and Payment Methods

3.1 During the lease term, the rent shall be 45,000 Yuan/month, amount in words: Forty-five Thousand Yuan/month;

3.2 Term and Method of Rent Payment: The rent shall be paid every six months. The rent for the first installment shall be RMB 270,000 (in words: Two Hundred and Seventy Thousand Yuan) paid by Party B to Party A within 3 days after the parties have entered into this Lease; the rent for the second installment shall be paid prior to May 31, 2019, and Party A shall issue a receipt to Party B within 3 days from the date of receipt of Party B’s rent.

Party A’s Account Name: Hou Xu;

Account No.: *****************;

Bank of Deposit: Bank of China Hunan Changsha Jingwanzi Sub-branch.

3.3 Starting and Ending Time of House Rent Collection:

From December 15, 2018 to December 14, 2019, the monthly rent is RMB 45,000 (in words: RMB Forty-Five Thousand Yuan); for 12 months, the total amount is RMB 540,000 only (in words: RMB Five Hundred and Forty Thousand Yuan only).

3.4 All expenses incurred during the term of the Lease, including without limitation to water, electricity, gas, communications, equipment, property management and so on shall be for paid by Party B.

3.5 The above rent is received by Party A after deduction of tax. During the lease term, Party A’s taxes and fees in property leasing involved shall be paid by Party B, who shall be responsible for the declaration and payment of taxes and fees.

IV. Other Expenses

4.1 During the lease term, Party B shall bear the expenses for water, electricity, gas, communications, equipment, property management and other expenses incurred for the use of the Premises and make payments on time pursuant to the regulations of relevant authorities.

V. Deposit

5.1 Lease Deposit: The deposit under this Lease is RMB 45,000 (in words: Forty-Five Thousand Yuan Only). Within 3 days after entering into this Lease, Party B shall pay a lease deposit of RMB 45,000 to Party A, and Party A shall also furnish Party B with a receipt as payment voucher.

Upon termination of the Lease, provided that Party B returns the Premises to Party A in good condition and the expenses agreed herein to be assumed by Party B have been well settled, Party A shall return all the lease deposit collected from Party B (without interest) within 3 days after the expiration of Lease.

5.2 In the event that Party B violates relevant regulations during the term of this Lease, resulting in Party A’s failure to collect the rent as scheduled or Party B’s failure to pay its due fees, or Party B’s damage to the transferred premises or other liabilities for breach of contract, Party A shall be entitled to deduct the fees directly from Party B’s deposit. Where the deposit is insufficient to cover relevant expenses, Party B shall make up the difference within three days upon receipt of Party A’s payment notice.

VI. Party A’s Obligations

6.1 Party A must ensure that the Premises and its public facilities is applicable for normal use by Party B, the building structure of the Premises is firm and durable, and the original decoration is well maintained. If the Premises is damaged due to force majeure and other problems, Party A shall be responsible for timely contacting the construction party for repair, and relevant expenses incurred therefrom shall be at Party A’s expense.

6.2 Party A shall ensure that there is no property right dispute or use dispute in the Premises, and Party A shall be solely responsible for any disputes arising therefrom.

6.3 When Party A acts as the owner, it shall ensure that during the term of the Lease, it shall not unilaterally terminate the Lease and take back the Premises unless Party B breaches this Lease or the parties reach a consensus through negotiation. In the event that Party A has to terminate this Lease due to the sale of the Premises, Party A shall notify Party B 30 days in advance, return the deposit to Party B, and compensate Party B the amount equivalent to the deposit as compensation. After deducting the rent for the actual number of days of residence from the rent already paid by Party B, the remaining paid rent for non-occupancy shall be returned by Party A to Party B (without interest).

6.4 Apart from the sale of the Premises, Party A shall be deemed to be in breach of this Lease if the unfavorable conditions in Paragraph 6.2 and Paragraph 6.3 of Article 7 above occur due to Party A. Party B shall be entitled to notify Party A to terminate this Lease, require Party A to return the remaining rent and deposit of the Premises to Party B, and request Party A to pay one month’s rent as liquidated damages. When the liquidated damages are insufficient to compensate for the losses of Party B, Party B shall be entitled to claim compensation from Party A separately.

6.5 Party B is aware of the fire protection requirements of the Premises, and all fire protection filing fees shall be at Party B’s expense.

VII. Party B’s Obligations

7.1 Party B’s business contents must conform to relevant national laws and regulations, and rule-breaking and illegal contents shall be prohibited.

7.2 Party B shall pay the rent and deposit to Party A in full and on time as specified herein. Where Party B fails to make payment within the time limit, Party A shall send a reminder to Party B in the forms of, including, without limitation, telephone, WeChat, email, etc., and Party B shall make payment within 3 days upon receipt of Party A’s (written) reminder. Otherwise, Party A may terminate this Lease, enter its own Premises for management, and take back the Premises. All expenses and legal consequences arising therefrom shall be undertaken by Party B.

7.3 During the term of the Lease, Party B shall not sublease the Premises of Party A. If Party B subleases the Premises to a third party again, Party B shall pay five times of annual rent and liquidated damages to Party A, and Party B shall hand over the Premises to Party A in good condition within three days upon receipt of Party A’s written notice.

7.4 Party B shall comply with relevant national and local laws and regulations and pay water, electricity, property management and other expenses on time. Party B shall take the responsibility for any violation of laws and regulations and neighborhood disputes. Party B shall not change the structure and use of the Premises arbitrarily, and shall not store any contraband, inflammable and explosive articles and so on.

7.5 Party B shall take good care of the Premises. When the main structure of the Premises is damaged for Party B’s reasons, Party B shall be responsible for repair and compensation according to the facts.

7.6 Within 30 days prior to the expiration of the term of the Lease, Party B shall allow Party A or its agent to take the decoration company or the guests who intend to lease or purchase the Premises to visit and inspect, and Party B shall voluntarily waive the right to renew the Lease or any right of first refusal.

7.7 If the unfavorable conditions specified in the following Paragraph 8.1 to Paragraph 8.4 occur for Party B’s reasons, it shall be deemed as breach of contract, and the rent and deposit received by Party A will not be refunded. Meanwhile, Party B shall pay another five-month rent to Party A as liquidated damages, and Party A shall be entitled to continue to investigate Party B’s liability for breach of contract.

VIII. Supplementary Agreements

8.1 "Premises in good condition" mentioned herein refers to the main structure of the Premises.

8.2 Party B shall ensure that the Premises is clean and tidy when returning the Premises to Party A.

8.3 During the term of the Lease, Party B shall not sublease the Premises.

8.4 Party B must not declare any type of company registration using the address of the Premises without Party A’s permission.

IX. Dispute Resolution

Any dispute arising from the performance of this Lease shall be resolved through negotiation by the parties. If negotiation fails, the parties agree to resolve the dispute by the following method: to file a lawsuit to the People’s Court of Chengdu High-Tech Industrial Development Zone in accordance with the law.

X. This Lease shall become effective upon seal and signature of the parties. This Lease is made in duplicate, one for Party A and one for Party B, both of which shall be equally authentic in respect of legal effect.

Annexes to this Lease shall be provided by Party B:

1. Copy of the Duplicate of Business License (Seal)

2. Copy of ID Card (Natural Person)

(This is a Page for Seal and Signature.)

Party A (Seal and Signature):	Party B (Seal and Signature):

Agent: __________________________	Agent: __________________________

Tel: __________________________	Tel: __________________________

Signing Time of this Lease: December 12, 2018

Signing Place of this Lease: Chengdu High-Tech Industrial Development Zone, Sichuan Province